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                                                                    EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



     We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Information" and to the use of our report dated January 31, 1997, except for Note 10, as to which the date is September 5, 1997, in the Registration Statement (Form SB-2) and related Prospectus of Integrated Surgical Systems, Inc. for the registration of 4,062,500 shares of its common stock and warrants to purchase 325,000 shares of its common stock.



                                                               ERNST & YOUNG LLP



Sacramento, California



September 19, 1997